ARTICLES OF MERGER
                                OF
                  LINCOLN DIVIDE MINING COMPANY
                       A Nevada Corporation

                               AND
                        HID-WA CORPORATION
                       A Nevada Corporation

TO MR. JOHN KOONTZ, SECRETARY OF STATE OF NEVADA

      The undersigned corporation, pursuant to the Private Corporations Act of the Corporation Laws of the State of Nevada, hereby execute the following Articles of Merger:

                                   ARTICLE I

     The Names of the Corporation proposing to merge and the name of the state under which each corporation is organized are as follows:

  Name of Corporation              State Incorporated
             LINCOLN DIVIDE MINING COMPANY                  Nevada
             HID-WA CORPORATION    Nevada


                            ARTICLE II

    The laws of the State of Nevada, the state under which each of the above respective corporation is organized and incorporated permit merger.

                                 ARTICLE III

     The surviving corporation shall be LINCOLN DIVIDE MINING COMPANY, however, pursuant to these Articles of Merger, the surviving corporation shall be governed by the laws of the State of Nevada.

                                 ARTICLE IV

      The Plan of Merger is as follows: That the surviving corporation shall have a capitalization of 3,000,000 shares of 10 cent par stock with each share being equal with every other share with no pre-emptive rights and no cumulative voting permitted. The shareholders of each of the above names corporation shall receive the following shares of the surviving corporation's common stock in exchange for the shares or securities presently owned, namely:
      (a) Hid-Wa Corporation shareholders shall receive one (1) share for every two (2) shares of record presently owned from Lincoln Divide Mining Company.
      (b) Lincoln Divide Mining Company shall receive the following two shares from all shareholders of Hid-Wa Corporation; a two for one exchange on all shareholders in favor of Lincoln Divide Mining Company.
      Lincoln Divide Mining Company, the surviving corporation shall be vested with all rights, titles and interests into properties and assets of each of the above named corporations and shall assume the liabilities of the above named corporations.
                            ARTICLE V
     The Articles of the surviving corporation are as follows:
     FIRST:     The name of said corporation is and shall be:

                LINCOLN DIVIDE MINING COMPANY

     SECOND:    The principal office of this corporation shall be located
2419 Las Vegas Blvd. South, Las Vegas, Nevada 89101, but the corporation maintains an office or offices in such town, cities and places within or outside the State of Nevada and the United States of America, as the Board of Directors may from time to time determine or may be designated by the By-Laws of this corporation.
     THIRD:     The nature of the business or object, or purposes proposed to be transacted, promoted, or carried on by this corporation are as follows:
     (a) Locating, working, developing, leasing, buying, selling and otherwise dealing in mines, mining locations, mining claims, mining rights, mineral deposits, mill sites, tunnel claims, water rights, mining plants, machinery or works used in connection therewith: also to engage in and carry on the business of crushing, milling, smelting, refining and preparing for market, gold, silver, lead, tin, copper, zinc, and other ore, coal petroleum, oil, metals, and mineral substances of all kinds; and to carry on any other reducing, smelting or metallurgical operations which may seen conducive to any of this corporations's objects, purposes or business; and also to engage in and carry on the business of buying, selling, manufacturing and dealing in minerals, ores, metals, mining plants, machinery, implements, conveniences, provisions and things used in connection with the business of this corporation, or required by the workmen and others employed by this corporation.
     (b) To acquire by purchase or otherwise, own, hold, develop, buy, sell, convey, lease, mortgage or encumber lands, real estate, water or other property, personal or mixed.
     (c) To survey, subdivide, plat, improve, and develop lands for purposes of sale or otherwise, and to do and perform all things needful and lawful for the development and improvement of the same for residence, trade and business.
     (d) To purchase, construct, lease, operate and maintain electric lighting and power plants, building, constructions, machinery, appliances, equipment, fixtures, easements and appurtenances.
     (e) To purchase, construct, lease, operate and maintain telephone lines and lines for electric light and power purposes.
     (f) To furnish electricity for power and lighting purposes and all appliances incident or necessary thereto.
     (g) To purchase, construct, lease, operate and maintain tramways, rights of way, easements and appurtenances.
     (h) To construct, purchase, develop, or otherwise acquire, maintain, repair and operate water and water works, sewer plants, and drainage systems, and to sell, lease, or rent water and water rights and privileges.
     (i) To buy, sell and generally trade in, store, carry and transport all kinds of goods, wares, merchandise, provisions and supplies.
     IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Nevada, and of the objects and purposes herein set forth, it is hereby expressly provided that this corporation shall also have the following powers, that is to say:
           1.     To acquire the good-will, rights,
property and franchises, and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock or bonds of this corporation, or otherwise; to hold, or in any lawful manner to dispose of, the whole or any part of the property as purchased; to conduct in any lawful manner the hole or any part of the business so acquired, and to the exercise all the powers necessary or convenient in and about the conduct and management of such business.
     2. To hold, purchase, or otherwise acquire, sell, guarantee, underwrite, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds, or other evidences of indebtedness created by any other corporation or corporations of this State or any other state, or territory, country or government, and while the holder of such stock to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as natural persons might or could do.
     3. To make and enter into and perform contracts of every sort and kind for any lawful purposes with any individual, firm, association, corporation, private, public or municipal body politic, and with the Government of the United States or any State, Territory or Color thereof, and to draw, make, concept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, bonds, debentures and other negotiable or transferrable instruments, so far as may be permitted by the laws of the State of Nevada.
     4. To apply for, or in any manner dispose of, and to grant license or other rights, inventions, improvements, and processes used in connection with or secured under Letters, Patent or Copyright of the United States or other countries, to make, operate or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.
     5.     To purchase, hold cancel and re-issue the shares of its Capital
Stock.
     6. To conduct its business or any part thereof in any and all parts of the world, and to have one or more offices out of the State of Nevada, and purchase or otherwise acquire, hold, mortgage, or otherwise lien and encumber, and sell, convey, and transfer real and personal property of every kind and nature, both within and without the State of Nevada, and to issue its bonds in pursuance thereof.
     7. In general, to carry on any other business within or without the State of Nevada in connection therewith, whether manufacturing, merchandising or otherwise, not forbidden by the laws of the State of Nevada, and with all the powers conferred by the said laws upon corporations.
     8. To become and be the trustee of any persons, firm, association or corporation, and to exercise all the powers and privileges of a trustee in accordance with the terms and conditions of the trust under and by which the same is committed to it.
     9. It is the intention that the objects, purposes and powers specified in this third paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Articles of Merger, but the objects, purposes and powers specified in each of the clauses of this Articles of Merger shall be regarded as independent objects, purposes and powers.
     FOURTH:     The amount of the total authorized capital stock of this
corporation shall be THREE HUNDRED THOUSAND ($300,000.00) DOLLARS divided into three million (3,000,000) shares common stock having a par value of ten cents ($0.10) per share, said stock to be non-assessable when fully paid up in money, services or property.

The consideration for the issuance of shares my be paid, in whole or impart, in money, labor, property, promissory notes, or other things of value. When payment of the consideration for which shares are to be issued shall have been received by the corporation such shares shall be deemed to be fully paid and non assessable. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.
     FIFTH:     The members of the Governing Board of this corporation shall be styled Director, and shall be five (5) in number. The terms of office of directors shall be for one (1) year.
     (a) The Board of Directors shall have power and authority to make and alter or amend the By-Laws; to fix the amount, in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed mortgages and liens upon the property and franchises of this corporation.
     (b) The Board of Directors shall have power and authority, with the consent in writing, and pursuant to the vote of the holders of sixty-six and two-thirds per centum (66 2/3%) of the Capital Stock issued and outstanding, to sell, assign, transfer or otherwise dispose of the whole property and business of this Corporation, but not otherwise.
     (c) The Board of Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of this corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have the right to inspect any account or book or document of this corporation except as conferred by the Statute of Nevada, or authorized by the directors, or by resolution of the stockholders.
     (d) The business and affairs of the corporation shall be conducted by the Board of Directors, Directors need not be stockholders of the corporation. The Directors, at any time prior to an Annual Meeting of the Stockholders my elect or appoint additional directors not exceeding the number set forth in these Articles to serve until their successors are elected. The Successors to the Board of Directors named herein shall be elected at the Annual Stockholders Meeting to be held on the 15th day of June of each year, commencing with the year 1973. In furtherance and not in limitation of the powers vested by law, the Board of Directors is authorized to hold meetings within or outside the State of Nevada.
     (e) Subject to the By-Laws, if any adopted to make, alter, amend or change the By-Laws of the corporation.
     SIXTH:     The following named persons shall hold the office as noted
below.
Name                     Office                      Address
Gordon C. Niles          President                   941 E. Lorlyn Drive
                                                     West Chicago, Illinois
David W. Allen           Vice-President              2N635 Woodcrest Drive
                                                     West Chicago, Illinois
Roger K. Niles           Vice-President              941 E. Lorlyn Drive
                                                     West Chicago, Illinois
Beryl M. Niles           Secretary-Treasurer         941 E. Lorlyn Drive
                                                     West Chicago, Illinois
     SEVENTH:    This corporation is to have perpetual existence and be of
unlimited duration.
     EIGHTH:     The corporation can indemnify all of its officers and
directors, past, present and future, against any and all expenses incurred by them and each of them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or in account of any act or admission alleged to have been committed while acting within the scope of their duties as officers or directors of this corporation.
     NINTH:     To the extent permitted by law, the private property of each and every stockholder, officer and director of the corporation, real or personal, tangible or intangible, now owned or hereinafter acquired by any of the, is and shall be forever exempt from all debts and obligations of the corporation of any kind whatsoever.
     TENTH:     This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Merger, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are conferred subject to this reservation.
     ELEVENTH: Richard P. Williams, whose address is 2419 Law Vegas Blvd. South, Las Vegas, Nevada, is hereby appointed and made the lawful agent for and on behalf of this corporation in and for the State of Nevada, to accept and acknowledge service of, and upon whom may be served all necessary process or processes in any action, suit or proceeding that may be had or brought against this corporation in any of the Courts of said State of Nevada; such service of process or notice, or the acceptance thereof endorsed thereon by him to have the same force and effect as if served upon the corporation, and said agent shall be in charge of the principal office of the corporation.
This appointment may be revoked at any time by the filing of the appointment of another agent.
                            ARTICLE VI
     Lincoln Divide Mining Company, pursuant to a resolution of its Board of Directors, held a Special Stockholders Meeting for the purpose of considering the merger herein set forth on the 2nd day of December, 1972, at 2:30 p.m., in Las Vegas, Nevada, and Hid-Wa Corporation, pursuant to a resolution of its Board of Directors, held a Special Stockholders Meeting for the purpose of considering the merger herein set forth on the 2nd day of December, 1972, at 2:30 p.m. in Las Vegas, Nevada, and the shareholders of each respective corporation having full knowledge of the terms and conditions ratified the Plan of Merger entered into by the respective Board of Directors as set forth in the tabulation as follows:

Name of             Authorized           Shares             Voting      Voting
Corporation         Capitalization      Outstanding        In Favor    Against

Lincoln Divide      3,000,000 shares     1,025,000         1,025,000      None
Mining Company      Common Stock
                    par value - $0.10
                    per share
------------------------------------------------------------------------------
Hid-Wa              1,000,000 shares       950,000           632,100      None
Corporation         Common Stock
                    par value - $1.00

     The stockholders of the respective corporations were notified of the merger agreement and a majority of the stockholders of the respective corporations approved the merger herein set forth.
     Shareholders of each respective corporation are to forward their shares to Silver Crown Transfer Agency, Suite 5A, 2419 las Vegas Boulevard South, Las Vegas, Nevada.
     Dissenting shareholders are to forward their respective dissents, pursuant to the laws of the State of Nevada to Silver Crown Transfer Agency, Suite 5A, 2419 Las Vegas Boulevard South, Las Vegas, Nevada, who for this purpose shall act as agent of the surviving corporation whose officers shall be caused to be paid in cash the respective value of dissenting shareholders stock ownership as represented by their shares, pursuant to the laws of the State of Nevada.
     IN WITNESS WHEREOF, we have hereunto set our hands the day and year below indicated.

                                              LINCOLN DIVIDE MINING COMPANY


                                              /S/Gordon C. Niles
                                         President

Attest:

/s/Beryl M. Niles
Secretary

STATE OF NEVADA

COUNTY OF CLARK

         On this 2nd day of December, 1972, before me, the undersigned
Notary Public, personally appeared, Gordon C. Niles and Beryl M. Niles, known to be the persons who are the President and Secretary respectively of Lincoln Divide Mining Company, and who executed the foregoing Articles of Merger, and acknowledged to me that they executed the same for the purpose therein contained, pursuant to an appropriate resolution of their Board of Directors, and pursuant to a resolution passed at a Special Stockholders Meeting of Lincoln Divide Mining Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                     /s/George E. Sraziadei
                                         Notary Public

My Commission expires:
November 4, 1973

     IN WITNESS WHEREOF, we have hereunto set out hands the day and year below indicated.

                                    HID-WA CORPORATION
                                         /s/O.C. Hudson
                                    President

Attest:

/s/ O.D. Baka
Secretary

STATE OF NEVADA

COUNTY OF CLARK

         On this 2nd day of December, 1972, before me, the undersigned
Notary Public, personally appeared, O. C. Hudson and O. D. Baka, known to be the persons who are the President and Secretary respectively of Hid-Wa Corporation, and who executed the foregoing Articles of Merger, and acknowledged to me that they executed the same for the purpose therein contained, pursuant to an appropriate resolution of their Board of Directors, and pursuant to a resolution passed at a Special Stockholders Meeting of Hid-Wa Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                     /s/Beatrice Marchand
                                         Notary Public

My Commission expires:
July 1, 1973